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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   __________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of report: March 19, 2004
                        (Date of earliest event reported)




                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)





            Maryland                       1-11314               71-0720518
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                              Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


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Item 5. -- Other Events

On March 18, 2004, the Board of Directors of LTC Properties, Inc. ("LTC") approved an amendment to LTC's Stockholder Rights Plan to change its expiration date from May 24, 2010 to April 1, 2004. As additional public disclosure, LTC is furnishing the Amendment to the Rights Agreement, the Articles Supplementary and the press release as exhibits attached hereto.


Item 7. -- Exhibits

(c)  Exhibits.

     4.1 Amendment No. 1 to Rights Agreement, dated as of March 19, 2004, between LTC Properties, Inc. and Harris Trust & Savings Bank (as Rights Agent).

     4.2 Articles Supplementary reclassifying and designating 40,000 shares of Series D Junior Participating Preferred Stock of LTC Properties, Inc. to authorized but unissued preferred stock.

     99.1 Press release dated March 19, 2004, announcing the amendment to the termination date of Stockholders Rights Plan.




                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    LTC PROPERTIES, INC.



Dated:  March 19, 2004         By: /s/ WENDY L. SIMPSON
                                   --------------------
                                       Wendy L. Simpson
                                       Vice Chairman and Chief Financial Officer





                                  EXHIBIT INDEX

     4.1 Amendment No. 1 to Rights Agreement, dated as of March 19, 2004, between LTC Properties, Inc. and Harris Trust & Savings Bank (as Rights Agent).

     4.2 Articles Supplementary reclassifying and designating 40,000 shares of Series D Junior Participating Preferred Stock of LTC Properties, Inc. to authorized but unissued preferred stock.

     99.1 Press release dated March 19, 2004, announcing the amendment to the termination date of Stockholders Rights Plan.